                                                                    EXHIBIT 99.1



NEWS RELEASE

BROADCOM BUSINESS PRESS CONTACTS:                  INVESTOR RELATIONS CONTACT
Bill Blanning or Eileen Algaze                     Nick Kormeluk
Corporate CommunicationsDepartment                 Director, Investor Relations
949-585-5555 or 949-585-5971                       949-450-8700
blanning@broadcom.com                              nickk@broadcom.com
ealgaze@broadcom.com



                      BROADCOM COMPLETES ACCOUNTING REVIEW
                         OF WARRANT-RELATED TRANSACTIONS

          Conference Call and Webcast Today at 8:45 a.m. Eastern Time;
                             5:45 a.m. Pacific Time

IRVINE, Calif. - March 21, 2001 - Broadcom Corporation (Nasdaq: BRCM) today announced that it has completed its previously announced review of the accounting treatment for certain product purchase and development agreements and related performance-based warrants that it assumed upon consummating five acquisitions.

As noted in a press release issued on March 6, 2001, Broadcom and its outside audit firm, Ernst & Young, have been re-evaluating the appropriate accounting treatment for the performance-based warrants. There had been no clear precedent for how transactions of this type should be handled. After consulting with its auditors as well as the staff of the Securities and Exchange Commission, Broadcom has followed the revised advice of its outside auditors in accounting for the purchase and development agreements and the related warrants. As a result, its financial statements for the third quarter of 2000 will be revised. The full year financial statements, when formally reported on Form 10-K, will also follow the new methodology.

The essence of the new accounting methodology is to eliminate balance sheet entries for purchased intangible assets and goodwill related to the assumed agreements and warrants as well as income statement charges for amortization of those assets. The value of Broadcom common stock issued or issuable upon exercise of the assumed warrants will now be recorded pro rata as a reduction of revenue as the warrants are earned by customers.

"The application of this accounting methodology has had a minor impact on our reported results," said Dr. Henry T. Nicholas III, Broadcom's President and CEO. "Attached to this press release are revised copies of the unaudited preliminary financial statements that accompanied our earnings press release of January 23, 2001, covering our results for the quarter and year ended December 31, 2000. As revised, on a GAAP (Generally Accepted Accounting Principles) basis, our reported loss per share for the year improved by $.02. The GAAP loss per share for the fourth quarter was unchanged. On a pro forma presentation basis, diluted earnings per share for the year improved by $.01. Pro forma diluted earnings per share for the fourth quarter were unchanged."

ACCOUNTING TREATMENT OF ASSUMED PERFORMANCE-BASED WARRANTS

Under the revised guidance now recommended by Ernst & Young, Broadcom will retain fixed accounting treatment for the agreements and warrants assumed in its acquisitions of Altima Communications, Inc., Silicon Spice Inc., Allayer Communications and SiByte, Inc., but the balance sheet and statement of operations (income statement) presentations for GAAP purposes will change. These acquisitions closed during the period September through December 2000.

Under the previous guidance that Broadcom had been given by its auditors, at the time each company was acquired the estimated value of the assumed purchase and development agreements was capitalized as a purchased intangible asset based on values established for the agreements by a nationally recognized independent valuation firm. As the warrants were earned by customers, a pro rata portion of the purchased intangible asset was amortized by Broadcom as a reduction of revenue. As of the date of each acquisition, the market value of the Broadcom common stock issued or issuable upon exercise of the assumed warrants in excess of the value assigned to the purchased intangible asset was recorded on Broadcom's balance sheet as goodwill and was to be amortized on a straight-line basis over five years from the acquisition date. Under the fixed accounting method, the amounts to be charged are based on the value of Broadcom common stock at the date each acquisition occurred and do not change with fluctuations in Broadcom's stock price.

Under Broadcom's revised accounting model, as now recommended by Ernst & Young, the fixed accounting method will remain in place. However, no balance sheet entries will be made for purchased intangible assets or goodwill. Instead, the fixed value of the Broadcom common stock issued or issuable upon exercise of the assumed warrants will be recorded as a reduction of revenue as the warrants are earned by customers; warrants that are never earned will never give rise to a reduction of revenue.

The revised accounting model will be applied to the four acquisitions that were completed and accounted for in the fiscal year ended December 31, 2000.

To conform to these changes, Broadcom has revised its financial statements for the quarter and nine months ended September 30, 2000. The Altima acquisition closed during that period, and as a consequence, goodwill and purchased intangible assets related to the assumed Altima agreements and warrants were recorded on the balance sheet and related goodwill amortization of $8.9 million was expensed on the income statement. These entries have been removed from the revised statements. There was no revenue during this period related to the agreements, and no warrants were earned by customers. Loss per share for the third quarter under GAAP improved by $.03, and results for the nine months improved by $.02 per share. Pro forma results were unchanged.

During the quarter ended December 31, 2000, Broadcom closed the acquisitions of Allayer, Silicon Spice and SiByte. As in the case of the Altima acquisition, goodwill and purchased intangible assets related to the agreements and warrants assumed in these acquisitions were recorded on the balance sheet and amortization of those assets was expensed on the income statement included in the unaudited preliminary three and twelve month financial statements accompanying Broadcom's January 23, 2001 earnings release. The balance sheet entries have now been removed. In addition, goodwill and purchased intangible asset amortization of $39.1 million has been removed and a reduction of revenue of $38.6 million for the value of warrants earned has been recorded. Loss per share on a GAAP basis was unaffected for the quarter. For the full year, GAAP loss per share improved by $.02. On a pro forma presentation basis, diluted earnings per share for the year improved by $.01, as the reduction of revenue was a non-cash charge. Pro forma diluted earnings per share for the fourth quarter were unchanged.

For the acquisition of Visiontech Ltd., which closed in January 2001, Broadcom, in consultation with Ernst & Young, has determined that the variable method of accounting should be used because, in light of current economic and market conditions, the penalties contained in the Visiontech agreements may not be sufficient to preclude nonperformance by the customers. Variable accounting is similar to fixed except that the amount to be charged as a reduction of revenue will be based on the market value of Broadcom common stock when the warrants are earned, instead of the market value on the date of the acquisition.

"The product purchase and development agreements from these five acquisitions are with customers important to Broadcom," continued Dr. Nicholas. "The most important part of these agreements from our perspective is the relationships developed with customers, and the product design wins generated thereby. Those relationships should continue to develop and grow, although, under current economic and market conditions, some of the agreements themselves may no longer be desirable. In those cases we anticipate renegotiating or terminating the agreements, with the associated performance-based warrants being rescinded or terminated. We believe that in all cases the positive customer relationships that resulted from these agreements - as well as the product design wins - will continue on."

CONFERENCE CALL AND WEBCAST TODAY

Dr. Henry T. Nicholas III, Broadcom's President and CEO, and William J. Ruehle, Vice President and CFO, will discuss the accounting review in an analyst conference call today at 8:45 a.m. Eastern Time (5:45 a.m. Pacific Time). The call will be simultaneously available to the public via live audio Webcast. The Webcast may be accessed from Broadcom's Web site at www.broadcom.com/investor or at www.streetfusion.com. The Webcast will be recorded and available for replay through 5:00 p.m. Pacific Time on Friday, March 23.

ABOUT BROADCOM

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, video and data. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies system-on-a-chip solutions for broadband communications markets. Broadcom products enable communications for applications in cable set-top boxes, cable modems, high-speed local, metropolitan and wide area and optical networks, home networking, Voice over Internet Protocol (VoIP), carrier access, residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, digital subscriber lines (xDSL), wireless communications, SystemI/O(TM) server solutions and network processing. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This release and our conference call contain forward-looking statements, based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements speak only as of the date hereof, and are based upon information available to us now. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom include, but are not limited to, general economic conditions and specific conditions in the markets we address, including periodic downturns in the semiconductor industry; the timing, rescheduling or cancellation of significant customer orders; our ability to renegotiate or terminate on acceptable terms the product purchase and development agreements and performance-based warrants assumed in certain acquisitions; results of changes in our accounting for the performance-based warrants; the loss of a key customer; the volume of our product sales and pricing concessions on volume sales; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; silicon wafer pricing; intellectual property disputes and customer indemnification claims; the availability of foundry and assembly capacity and raw materials; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the rate at which our present and future customers and end-users adopt Broadcom's technologies and products in our target markets; delays in the adoption and acceptance of industry standards in the foregoing markets; the risks inherent in our acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the effectiveness of our product cost reduction efforts; the effects of new and emerging technologies; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our forthcoming Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom, the pulse logo and SystemI/O are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries.

                              BROADCOM CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          THREE MONTHS ENDED     TWELVE MONTHS ENDED
                                             DECEMBER 31,            DECEMBER 31,
                                          -------------------   ---------------------
                                            2000       1999        2000        1999
                                          --------   --------   ----------   --------

Gross revenue                             $378,840   $161,998   $1,134,763   $521,225
Cost of revenue                            159,863     66,414      476,359    211,576
                                          --------   --------   ----------   --------
Gross profit                               218,977     95,584      658,404    309,649
Operating expense:
    Research and development                85,851     33,639      239,841    116,199
    Selling, general and administrative     30,699     17,647       98,244     59,822
                                          --------   --------   ----------   --------
Income from operations                     102,427     44,298      320,319    133,628
Interest and other income, net               8,622      2,779       21,606      8,648
                                          --------   --------   ----------   --------
Income before income taxes                 111,049     47,077      341,925    142,276
Provision for income taxes                  22,210     15,049       68,385     42,510
                                          --------   --------   ----------   --------
Pro forma net income                      $ 88,839   $ 32,028   $  273,540   $ 99,766
                                          ========   ========   ==========   ========

Pro forma basic earnings per share        $    .38   $    .15   $     1.24   $    .49
                                          ========   ========   ==========   ========
Pro forma diluted earnings per share      $    .32   $    .13   $     1.05   $    .42
                                          ========   ========   ==========   ========

Weighted average shares (basic)            234,073    207,688      220,101    201,667
                                          ========   ========   ==========   ========
Weighted average shares (diluted)          274,103    245,199      261,359    235,651
                                          ========   ========   ==========   ========

PRO FORMA ONLY

The above pro forma statements are based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. The pro forma statement for the three months ended December 31, 2000 has been adjusted to eliminate a non-cash revenue deduction of $38.6 million constituting the fair value of warrants earned by customers; $667.4 million of in-process research and development expense; $2.1 million of payroll tax expense on certain stock option exercises; $89.2 million of stock-based compensation expense related to mergers and acquisitions ("M&A"); $124.5 million of amortization of goodwill and purchased intangibles related to M&A; and reflects a pro forma effective tax rate of approximately 20%.

The pro forma statement for the three months ended December 31, 1999 has been adjusted to eliminate $2.1 million of payroll tax expense on certain stock option exercises and $.9 million of stock-based compensation expense; and reflects a pro forma effective tax rate of 32.0%.

The pro forma statement for the twelve months ended December 31, 2000 has been adjusted to eliminate a non-cash revenue deduction of $38.6 million constituting the fair value of warrants earned by customers; $713.1 million of in-process research and development expense; $16.9 million of payroll tax expense on certain stock option exercises; $119.9 million of stock-based compensation expense related to M&A; $140.5 million of amortization of goodwill and purchased intangibles related to M&A; and $4.7 million of merger-related expense; and reflects a pro forma effective tax rate of approximately 20%.

The pro forma statement for the twelve months ended December 31, 1999 has been adjusted to eliminate $5.0 million of payroll tax expense on certain stock option exercises; $3.7 million of stock-based compensation expense; $15.2 million of merger-related expense; and $17.0 million of litigation settlement costs; and reflects a pro forma effective tax rate of 29.9%.

All historical financial information has been restated to give retroactive effect to acquisitions accounted for using the pooling-of-interests method.

                              BROADCOM CORPORATION
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      THREE MONTHS ENDED       TWELVE MONTHS ENDED
                                                         DECEMBER 31,              DECEMBER 31,
                                                     ---------------------   -----------------------
                                                        2000        1999         2000         1999
                                                     ---------    --------   -----------    --------

Gross revenue                                        $ 378,840    $161,998   $ 1,134,763    $521,225
Less: fair value of warrants earned by
    customers(a)                                       (38,603)         --       (38,603)         --
                                                     ---------    --------   -----------    --------
Net revenue                                            340,237     161,998     1,096,160     521,225
Cost of revenue(b)(c)                                  159,945      66,526       477,375     211,842
                                                     ---------    --------   -----------    --------
Gross profit                                           180,292      95,472       618,785     309,383
Operating expense:
    Research and development(b)(c)                      87,326      35,005       250,676     119,300
    Selling, general and administrative(b)(c)           31,208      18,264       103,305      61,475
    Stock-based compensation(d)                         89,230         893       119,885       3,709
    Amortization of goodwill(d)                        121,585          --       136,984          --
    Amortization of purchased intangible assets(d)       2,905          --         3,521          --
    In-process research and development(d)             667,390          --       713,050          --
    Merger-related costs                                    --          --         4,745      15,210
    Litigation settlement costs                             --          --            --      17,036
                                                     ---------    --------   -----------    --------
Income (loss) from operations                         (819,352)     41,310      (713,381)     92,653
Interest and other income, net                           8,622       2,779        21,606       8,648
                                                     ---------    --------   -----------    --------
Income (loss) before income taxes                     (810,730)     44,089      (691,775)    101,301
Provision (benefit) for income taxes                   (42,460)     11,100        (3,953)     28,830
                                                     ---------    --------   -----------    --------
Net income (loss)                                    $(768,270)   $ 32,989   $  (687,822)   $ 72,471
                                                     =========    ========   ===========    ========
Basic earnings (loss) per share                      $   (3.28)   $    .16   $     (3.13)   $    .36
                                                     =========    ========   ===========    ========
Diluted earnings (loss) per share                    $   (3.28)   $    .13   $     (3.13)   $    .31
                                                     =========    ========   ===========    ========
Weighted average shares (basic)                        234,073     207,688       220,101     201,667
                                                     =========    ========   ===========    ========
Weighted average shares (diluted)                      234,073     245,199       220,101     235,651
                                                     =========    ========   ===========    ========
NOTES:

All historical financial information has been restated to give retroactive effect to acquisitions accounted for using the pooling-of-interests method.

(a) In connection with certain acquisitions, the Company assumed a number of purchase and development agreements whereby warrants were granted to customers.
In each period in which the warrants are earned, a non-cash charge for the fair value of the warrants is recorded.

(b) Excludes stock-based compensation expense as follows:

Cost of revenue                                      $   3,888    $     37   $     4,578    $    149
Research and development                                62,513         554        85,302       2,433
Selling, general and administrative                     22,829         302        30,005       1,127
                                                     ---------    --------   -----------    --------
                                                     $  89,230    $    893   $   119,885    $  3,709
                                                     =========    ========   ===========    ========

Excludes amortization of purchased
 intangible assets as follows:

Cost of revenue                                      $   1,851    $     --   $     2,266    $     --
Research and development                                   951          --         1,152          --
Selling, general and administrative                        103          --           103          --
                                                     ---------    --------   -----------    --------
                                                     $   2,905    $     --   $     3,521    $     --
                                                     =========    ========   ===========    ========

(c) Includes employer payroll tax expense on certain stock option exercises as follows:

Cost of revenue                                      $      82    $    112   $     1,016    $    266
Research and development                                 1,475       1,366        10,835       3,101
Selling, general and administrative                        509         617         5,061       1,653
                                                     ---------    --------   -----------    --------
                                                     $   2,066    $  2,095   $    16,912    $  5,020
                                                     =========    ========   ===========    ========

(d)      Represents non-cash acquisition-related expenses charged to operations.

                              BROADCOM CORPORATION
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                       DECEMBER 31,   DECEMBER 31,
                                                          2000(a)        1999
                                                       ------------   ------------

ASSETS
Current assets:
    Cash and cash equivalents                           $  523,904     $180,816
    Short-term investments                                  77,682       90,059
    Accounts receivable, net                               172,314       92,124
    Inventory                                               52,137       19,177
    Deferred taxes                                          10,397        8,380
    Other current assets                                    39,220       12,950
                                                        ----------     --------
         Total current assets                              875,654      403,506
Property and equipment, net                                132,870       51,151
Long-term investments                                        1,984        9,351
Deferred taxes                                             351,937      137,779
Goodwill and purchased intangible assets, net            3,260,464           --
Other assets                                                54,913        7,966
                                                        ----------     --------
         Total assets                                   $4,677,822     $609,753
                                                        ==========     ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Trade accounts payable                              $   78,163     $ 46,458
    Wages and related benefits                              34,720       15,430
    Accrued liabilities                                     66,030       26,131
    Note payable                                            21,051           --
    Other current liabilities                                2,598        4,862
                                                        ----------     --------
         Total current liabilities                         202,562       92,881
    Shareholders' equity                                 4,475,260      516,872
                                                        ----------     --------
         Total liabilities and shareholders' equity     $4,677,822     $609,753
                                                        ==========     ========

All historical financial information has been restated to give retroactive effect to acquisitions accounted for using the pooling-of-interests method.

(a) The Balance Sheet as of December 31, 2000 reflects the following adjustments to the amounts originally disclosed in our earnings release on January 23, 2001: 1) removal of $689.4 million and $343.8 million originally recorded at September 30, 2000 and December 31, 2000, respectively, for goodwill and purchased intangible assets related to the agreements and warrants; 2) removal of $689.4 million and $343.8 million originally recorded at September 30, 2000 and December 31, 2000, respectively, to paid-in-capital for the fair value of the warrants assumed; 3) removal of $8.9 million and $39.1 million originally recorded in the three month periods ended September 30, 2000 and December 31, 2000, respectively, of amortization of goodwill and purchased intangible assets related to the agreements and warrants; 4) record paid-in-capital of $38.6 million for the fair value of warrants earned by customers in the three months ended December 31, 2000; and 5) record related tax adjustments of $3.6 million and $0.2 million for the three month periods ended September 30, 2000 and December 31, 2000, respectively.